UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


                         April 27, 1998
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        Date of Report (Date of earliest event reported)


                  Harnischfeger Industries, Inc.
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     (Exact name of registrant as specified in its charter)



     Delaware                      1-9299                       39-1566457
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    (State or other             (Commission                    IRS Employer
    jurisdiction of             File Number)                Identification No.
    incorporation)



               3600 South Lake Drive, St. Francis, Wisconsin 53235
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                    (Address of principal executive offices)


                                 (414) 486-6400
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               (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

Item 5.     Other Events

     On April 27, 1998, Harnischfeger Industries, Inc. issued a News Release reporting an increase in the previously announced special charge to be taken during the company's second quarter. Included as Exhibit I to this Current Report on Form 8-K is Harnischfeger Industries, Inc.'s News Release dated April 27, 1998

     All statements in the release other than historical facts are forward-looking statements which involve risks and uncertainties and which are subject to change at any time. Such statements are based on management's expectations at the time they are made. In addition to the assumptions and other factors referred to in connection with the statements, factors set forth in the company's Form 10Q filed with the Securities and Exchange Commission on March 13, 1998, among others, could cause actual results to differ materially from those contemplated.

FORM 8-K


                           SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HARNISCHFEGER INDUSTRIES, INC.
                                                   (Registrant)


Date: April 28, 1998               By:
                                                /s/ Eric B. Fonstad
                                   -------------------------------------
                                   Eric B. Fonstad
                                   Associate General Counsel
                                   and Assistant Secretary

                                                  EXHIBIT I


                                     Contact:
  Francis M. Corby, Jr.              David A. Brukardt
  Executive Vice President           Dir., Corp. Communication
  Finance and Administration         (414) 486-6474
  (414) 486-6518


  Harnischfeger Increases Beloit Special Charge

  MILWAUKEE -- April 27, 1998 -- Harnischfeger Industries, Inc. (NYSE: HPH) reported today that it has discovered cost overruns and possible accounting irregularities in its Beloit Corporation subsidiary limited to four large, ongoing projects in Indonesia.

  Harnischfeger stated that while the exact amounts involved are still being determined, the cumulative effect on Beloit is expected to be approximately $155 million pretax or $75 million after tax and minority interest. As a result, the company anticipates that it will increase the previously announced special charge to be taken during the company's second quarter by approximately $100 million pretax to reflect the impact of these Indonesian projects. Harnischfeger further stated that the company expects that with the gain from the sale of its Material Handling business, net income for the fiscal second quarter ending April 30 will exceed the first quarter 1998 results of $0.46 per share.

  Jeffery T. Grade, Harnischfeger's Chairman and Chief Executive Officer, stated: "The overruns and possible irregularities appear to relate primarily to changes in estimates of costs to complete and failures to estimate certain costs relating to these complex, large-scale projects. The Harnischfeger Industries' Board of Directors has ordered a thorough review of Beloit's accounting and control functions, including project control, to determine the precise scope of the problem and how the problem arose as well as to prevent any repetition."

                             - more -

  Page 2    Harnischfeger Industries, Inc.

  Grade added, "We are chagrined that these overruns and possible irregularities occurred. We are determined to take every action necessary to assure that nothing like this can ever occur again. We are confident our businesses are sound and on track toward lowering costs, providing superior customer service and delivering greater profitability per sales dollar."

                           # # # # # # #


  Harnischfeger Industries, Inc. [NYSE: HPH] is a global company with business segments involved in the manufacture and distribution of equipment for underground mining (Joy Mining Machinery), surface mining (P&H Mining Equipment), and pulp and papermaking (Beloit Corporation).